UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2009

PGT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52059		20-0634715
(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2009, PGT, Inc.  (“PGT”) and PGT Industries, Inc. (“PGT Industries”) entered into an amendment (“Amendment No. 3”) to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated as of February 14, 2006, among PGT, PGT Industries, the lenders party thereto, certain other financial institutions, and UBS AG, Stamford Branch, as issuing bank, administrative agent (the “Agent”), and collateral agent.

Amendment No. 3, among other things, extends the revolving credit facility maturity date to December 31, 2011 with respect to $20 million of revolving commitments, relaxes certain financial covenants, and increases the applicable rate on loans and letters of credit.

The effectiveness of Amendment No. 3 is conditioned, among other things, on (i) the repayment of at least $17 million of term loans (less certain fees and expenses) no later than March 31, 2010, and (ii) the reduction of revolving commitments by $5 million.  The term loans are expected to be repaid from a combination of cash on hand and the proceeds of an equity issuance.

The Agent, other Credit Agreement agents, certain of the other lenders under the Credit Agreement, and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging, or other services for PGT and its subsidiary and affiliates, for which they have received or will receive fees and reimbursement of expenses.

The foregoing description of the terms of Amendment No. 3 is not complete and is qualified in its entirety by the full text of Amendment No. 3, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein, the Credit Agreement, which was filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on April 21, 2006, and Amendment No. 2 to the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on May 1, 2008.

A copy of the press release announcing Amendment No. 3 is attached hereto as Exhibit 99.1.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

See Exhibit Index.

Forward-looking Statements

Statements in this report and the exhibits hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results’ being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.  PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in Part 1, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended January 3, 2009 filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this report and the attachment and exhibit hereto are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President and General Counsel

    Dated:  December 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 3 to Second Amended and Restated Credit Agreement,
dated as of December 22, 2009, among PGT Industries, Inc., UBS AG, Stamford Branch, as administrative agent, and the Lenders party thereto.

99.1	Press release of PGT, Inc., dated December 23, 2009.